Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Navigant Consulting, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-141256, 333-149427, 333-181581, 333-204213, and 333-218041) on Form S-8 of Navigant Consulting, Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of Navigant Consulting, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related notes and consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related financial statement schedule as listed in the accompanying index (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Navigant Consulting, Inc.

(signed) KPMG LLP

Chicago, Illinois

February 23, 2018